Exhibit 99.1(a)

Cephalon and Mesoblast Enter Into Strategic Alliance to Develop and Commercialize Novel Therapeutic Products for Regenerative Medicine

Agreement Provides Cephalon with Global Rights in Three Treatment Areas to Products Derived from Mesoblast’s Innovative Adult Mesenchymal Precursor Stem Cell Technology

Mesoblast to Receive Upfront Payment of US$130 MM (US$30 MM Upon Shareholder Approval), up to $1.7 BN in Milestone Payments, and an Equity Investment by Cephalon of 19.99%

Frazer, PA and Melbourne, Australia — December 7, 2010 — Cephalon, Inc. (Nasdaq: CEPH) and Mesoblast Limited (ASX:MSB; USADR:MBLTY), today announced they have entered into a strategic alliance to develop and commercialize novel adult Mesenchymal Precursor Stem Cell (MPC) therapeutics for degenerative conditions of the cardiovascular and central nervous systems.  These conditions include Congestive Heart Failure, Acute Myocardial Infarction, Parkinson’s Disease, and Alzheimer’s Disease. The alliance also extends to products for augmenting hematopoietic stem cell transplantation in cancer patients.

Under the terms of the Development and Commercialization Agreement between the companies, in exchange for exclusive world-wide rights to commercialize specific products based on Mesoblast’s proprietary adult stem cell technology platform, Cephalon will make an upfront payment to Mesoblast totaling US$130 million (US$30 million upon Mesoblast shareholder approval) and regulatory milestone payments of up to US$1.7 billion.  Mesoblast will be responsible for the conduct and expenses of certain Phase IIa clinical trials and commercial supply of the products. Cephalon will be responsible for the conduct and expenses of all Phase IIb and III clinical trials and subsequent commercialization of the products. Mesoblast will retain all manufacturing rights and will share significantly in the net product sales.

In addition, under the terms of a Stock Purchase Agreement and a Subscription Deed, Cephalon will make an equity investment to purchase a 19.99% stake in Mesoblast at A$4.35 per share, totaling approximately US$220 million.  This price represents a 45% premium to the last 30 days’ volume weighted average price for Mesoblast shares.  Cephalon has entered into a standstill agreement to limit its investment to 19.99% of Mesoblast common stock for the next 12 months, with a right to maintain its equity stake on a top up basis, subject to the Australian Securities Exchange rules. Cephalon Chief Operating Officer J. Kevin Buchi will join the Mesoblast Board of Directors, effective immediately.

“This global licensing agreement positions Cephalon as a leader in regenerative medicine while further strengthening our late stage pipeline with another innovative biologic platform,” said Mr. Buchi. “Mesoblast has done an outstanding job of developing Phase II clinical data in congestive heart failure and hematopoietic stem cell transplants, plus preclinical data in acute myocardial infarction.  We are excited to have the opportunity to develop potentially the world’s first stem cell therapy for indications that could serve millions of patients globally.”

Mesoblast Chief Executive Professor Silviu Itescu said: “Cephalon’s demonstrated strength in late-stage product development and commercialization, and proven expertise in developing products for neurological diseases make Cephalon an ideal strategic partner for Mesoblast. We are therefore very pleased to partner with Cephalon in one of the largest biotechnology transactions of the past 12 months, and the largest ever in the regenerative medicine sector.  We look forward to working with the Cephalon team to commercialize and deliver these products to physicians and the patients who will ultimately benefit from an arsenal of new innovative approaches for degenerative diseases.”

Mesoblast will separately and with its own resources continue to develop, manufacture and commercialize the rest of its suite of adult stem cell products for bone and cartilage applications, diabetes, eye diseases, and inflammatory and immunological conditions.

Deutsche Bank Securities Inc. served as exclusive financial advisor to Cephalon.

Mesoblast will host a conference call today at 5:00 pm ET. To participate in the conference call, please dial 866-524-3160 (domestic), +1 412-317-6760 (international) and 1-800-822-994 (Australia) and reference the access code Mesoblast. The presentation will also be available via a live webcast at: http://www.videonewswire.com/event.asp?id=74943. A replay of the call will be available from 8:00pm ET on Tuesday, December 7, 2010 until 5:00pm ET on Friday, December 17, 2010. To access the replay, please dial 877-344-7529 (domestic) and +1 412-317-0088 (international) and reference the access code 446742.

About Cephalon, Inc.
Cephalon is a global biopharmaceutical company dedicated to discovering, developing and bringing to market medications to improve the quality of life of individuals around the world.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients in several therapeutic areas.  Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 4,000 people worldwide.  The company sells numerous branded and generic products around the world. In total, Cephalon sells more than 150 products in nearly 100 countries.  More information on Cephalon and its products is available at http://www.cephalon.com

About Mesoblast Limited
Mesoblast Limited (ASX: MSB; ADR: MBLTY) is a world leader in commercializing biologic products for the broad field of regenerative medicine. Having completed its acquisition of United States-based Angioblast Systems Inc., which will remain a wholly-owned subsidiary, Mesoblast has the worldwide exclusive rights for a series of patents and technologies developed over more than 10 years relating to the identification, extraction, culture and uses of adult MPCs. Upon the closing of this transaction, Mesoblast will have approximately 270 million issued shares. For further information, please visit www.mesoblast.com.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

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Media Contacts:

Mesoblast:
Julie Meldrum
Vice President, Corporate Communications
T: +61 (3) 9639 6036
C: +61 (419) 228 128
julie.meldrum@mesoblast.com

Mesoblast U.S.:
Drew Avril
Media Relations Director
CoActive Health Communications
T: (718) 871-7117
C: (646) 232-5363
msb@coactivepr.com

Cephalon:
Fritz Bittenbender
Vice President, Public Affairs
T: 610-883-5855
C: 610-457-7041
Fbittenb@cephalon.com

Investor Relations Contacts:

Mesoblast:
Lilian Stern
Stern Investor Relations, Inc.
212-362-1200
lilian@sternir.com

Cephalon:
Chip Merritt
VP, Investor Relations
T: 1-610-738-6376

C: 1-610-416-9840
cmerritt@cephalon.com